EXHIBIT 99.1
NEWS RELEASE

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Kirk J. Meche                                 Westley S. Stockton
Chief Executive Officer                          Chief Financial Officer
713.714.6100                                 713.714.6100

FOR IMMEDIATE RELEASE
November 5, 2018

GULF ISLAND FABRICATION, INC.
ANNOUNCES APPOINTMENT OF NEW BOARD MEMBER

Houston, TX - Gulf Island Fabrication, Inc. (“Gulf Island" or the “Company”) (NASDAQ: GIFI), announced today that Mr. Robert Averick has been appointed to its Board of Directors (the “Board”), effective November 3, 2018, under the terms of a cooperation agreement by and among the Company, Piton Capital Partners LLC (“Piton”) and Kokino LLC, and following several months of discussion.

Mr. Averick has over 15 years of experience as a small-capitalization, value-driven public equity portfolio manager. He is a Portfolio Manager of Kokino LLC, a private investment firm that provides investment management services to Piton. His previous work experience includes positions of increasing responsibility within structured finance, strategic planning and consulting. Since January 2016, Mr. Averick has served as a member of the Board of Directors of Amtech Systems, Inc. He previously served on the Board of Directors of Key Technology, Inc., from June 2016 until the company’s sale in March 2018. He received an undergraduate degree in Economics from The University of Virginia and a Master’s in Business Administration in Finance from The University of Pennsylvania, The Wharton School of Business. Piton currently owns in excess of 9% of the outstanding shares of the Company.

“We are pleased to have reached this cooperation agreement with Piton and appreciate the constructive dialogue we have had with them,” said Jack Laborde, Chairman of the Board. “I am also pleased to welcome Robert to the Gulf Island Board. His background and industry experience will complement our Board and he will be a tremendous asset as we continue to position Gulf Island for future growth. In addition, we are looking forward to continuing a constructive dialogue with Piton.”

Gulf Island is a leading fabricator of complex steel structures, modules and marine vessels used in energy extraction and production, petrochemical and industrial facilities, power generation, alternative energy and shipping and marine transportation operations. The Company also provides project management for EPC projects along with installation, hookup, commissioning and repair and maintenance services. In addition, the Company performs civil, drainage and other work for state and local governments. The Company operates and manages its business through four operating divisions: Fabrication, Shipyard, Services and EPC, with its corporate headquarters located in Houston, Texas and fabrication facilities located in Houma, Jennings and Lake Charles, Louisiana. Visit us at our website www.gulfisland.com.

Cautionary Statement:

This press release contains forward-looking statements. Forward-looking statements are all statements other than statements of historical facts, such as projections or expectations relating to such topics as oil and gas prices, operating cash flows, capital expenditures, liquidity and tax rates. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

We caution readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause our actual results to differ materially from those anticipated in the forward-looking statements include the cyclical nature of the oil and gas industry, changes in backlog estimates, suspension or termination of projects, timing and award of new contracts, financial ability and credit worthiness of our customers and consolidation of our customers, competitive pricing and cost overruns, entry into new lines of business, ability to raise additional capital, ability to sell certain assets, advancement on the SeaOne Project, ability to resolve dispute with a customer relating to a purported termination of contracts to build MPSVs, ability to remain in compliance with our covenants contained in our credit agreement, ability to employ skilled workers, operating dangers and limits on insurance coverage, weather conditions, competition, customer disputes, adjustments to previously reported profits under the percentage-of-completion method, loss of key personnel, compliance with regulatory and environmental laws, ability to utilize navigation canals, performance of subcontractors, systems and information technology interruption or failure and data security breaches and other factors described in more detail in “Risk Factors” in Item 1A of our annual report on Form 10-K for the year ended December 31, 2017, as updated by our subsequent filings with the U.S. Securities and Exchange Commission.

Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the forward-looking statements are made, which we cannot control. Further, we may make changes to our business plans that could affect our results. We caution investors that we do not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes, and we undertake no obligation to update any forward-looking statements.